Execution Version

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

AND GUARANTY, dated as of April 6, 2022 (this “Amendment”), is among Sonendo, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as the collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”). Reference is made to the Amended and Restated Credit Agreement and Guaranty, dated as of August 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

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RECITALS

WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain Sections of the Credit Agreement, subject to the terms and conditions set forth herein;

WHEREAS, subject to the terms and conditions hereof, the Lender party hereto and the Collateral Agent are willing to agree to such amendments and other modifications; and

WHEREAS, the Lender party hereto constitutes the Required Lenders.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS. As of, and subject to the occurrence of, the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

a)
Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
a.
With respect to any Borrowing (other than a Borrowing of Tranche 3 Loans), at least ten (10) Business Days prior to the proposed Borrowing Date for such Borrowing the Borrower shall deliver to the Lender an irrevocable Borrowing Notice (which notice, if received by the Lender on a date that is not a Business Day or after10:00 A.M. Eastern time on a Business Day, shall be deemed to have been delivered on the next Business Day). With respect to any Borrowing of Tranche 3 Loans, on (but not prior to or after) the fifth (5th) Business Day prior to the proposed Borrowing Date for such Borrowing the Borrower shall deliver to the Lender an irrevocable Borrowing Notice (which notice shall be deemed not to have been timely delivered unless such notice has been received on or before 10:00 A.M. Eastern time on such Business Day).
b)
Section 6.02(a) of the Credit Agreement is hereby amended by deleting the text “December 31, 2021” and replacing it with the text “September 30, 2022”.
c)
Section 6.02 of the Credit Agreement is hereby amended by adding a new clause (j) immediately after clause (i) therein to read as follows:

(j) Revenue Milestone. The Borrower shall have generated at least $36,000,000 in Revenue for the twelve consecutive month period most recently ended prior to the Tranche 2Borrowing Date (and the Borrower shall have provided evidence reasonably satisfactory to the Collateral Agent of such level of Revenue during such period).

d)
Section 6.03 of the Credit Agreement is hereby amended by amending and restating the first sentence in its entirety as follows:

6.03 Conditions to the Borrowing of the Tranche 3 Loan. The obligation of the Lender to make the Tranche 3 Loan shall be subject to the delivery of a Borrowing Notice for such Tranche 3 Loan as required pursuant to Section 2.02(a), and the satisfaction of each of the conditions precedent set forth below in this Section 6.03.

e)
Section 6.03(a)of the Credit Agreement is hereby amended by deleting the text “March 31, 2022” and replacing it with the text “June 30, 2023”.
f)
Section 6.03(c) of the Credit Agreement is hereby amended by deleting the text “Tranche 2 Borrowing Date” and replacing it with the text “Tranche 3 Borrowing Date”.
g)
Section 6.03 of the Credit Agreement is hereby amended by adding new clauses (j) and (k) immediately after clause (i) thereinto read as follows:

(j) Revenue Milestone. The Borrower shall have generated at least $46,000,000 in Revenue for the twelve consecutive month period most recently ended prior to the Tranche 3Borrowing Date (and the Borrower shall have provided evidence reasonably satisfactory to the Collateral Agent of such level of Revenue during such period).

(k) Market Capitalization Milestone. For the period of 15 consecutive trading days ending on the Business Day the Borrowing Notice for the Tranche 3 Loan is delivered to the Lender, the closing market capitalization of the Borrower on each such trading day, as reported by Bloomberg LP, shall be at least $100,000,000.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

a)
Each Obligor confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Obligations of such Obligor under each Loan Documents to which such Obligor is a party shall not be impaired, extinguished, novated, waived, canceled or otherwise satisfied, in whole or in part as a result of the transactions contemplated hereby and each such Loan Document to which such Obligor is a party to is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
b)
Each Obligor hereby acknowledges and agrees that the Guaranteed Obligations will include all Obligations under, and as defined in, the Credit Agreement as amended by this Amendment.
c)
Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.
d)
In order to induce the Collateral Agent and the Lenders to enter into this Amendment, each Obligor represents and warrants to the Collateral Agent and the Lenders that the following statements are true and correct:

(i)

the representations and warranties made by each Obligor party hereto in each Loan Document are true and correct in all material respects as if made on and as of such date (or in the case of any representation or warranty qualified by materiality, Material Adverse Effect or similar qualification, true and correct in all respects) unless stated to relate solely to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date;

(ii)	such Obligor has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment and each Loan Document as amended hereby or thereby;
(iii)

the transactions contemplated by this Amendment are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary holders of the Equity Interests of such Obligor;

(iv)

this Amendment has been duly executed and delivered by such Obligor and constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v)

the transactions contemplated by this Amendment (1) do not require any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except for such as have been obtained or made and are in full force and effect, (2) will not violate (x) any Law or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) the Organic Documents of such Obligor or its Subsidiaries, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (4) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or its Subsidiaries; and

(vi)

both immediately before and after giving effect to this Amendment, (x) the representations and warranties set forth in this Amendment and each other Loan Document are, in each case, true and correct and (y) no Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from this Amendment or the transactions contemplated hereby.

SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “Amendment Effective Date”):

a)
The Obligors, the Collateral Agent and the Required Lenders shall have each indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Collateral Agent.
b)
(i) The statements, representations and warranties set forth in Section2 above shall each be true and correct, both immediately before and after the effectiveness of this Amendment; and (ii) the Lenders shall have received a certificate, dated as of the Amendment Effective Date and in form and substance satisfactory to the Required Lenders, duly executed and delivered by a Responsible Officer of the Borrower, certifying as to the foregoing.
c)
The Borrower shall have executed and delivered each substitute Warrant to the Lender, Perceptive Credit Holdings, LP, and PCOF EQ AIV, LP.
d)
The Collateral Agent and the Lenders shall have received all reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower is responsible pursuant to Section 14.03 of the Credit Agreement) that are due and payable in connection with this Amendment.

SECTION 4. MISCELLANEOUS.

a)
Reference to and Effect on the Loan Documents.

(ii)	On and after the Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(iii)

Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Collateral Agent under the Credit Agreement or any other Loan Document.

(iv)

The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Collateral Agent or any Lender under any Loan Document or applicable Law.

(v)	This Amendment shall constitute a Loan Document.

b)
Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
c)
Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law, the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
d)
Integration. This Amendment, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
e)
Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
f)
Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature)

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hereto or to any other certificate, agreement or document related to this Amendment, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

SONENDO, INC.

By: /s/ Bjarne Bergheim

Name: Bjarne Bergheim

Title: President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

PIPSTEK, LLC

By: /s/ Bjarne Bergheim

Name: Bjarne Bergheim

Title: President and Chief Executive Officer

TDO SOFTWARE, INC.

By: /s/ Bjarne Bergheim

Name: Bjarne Bergheim

Title: President and Chief Executive Officer

PERCEPTIVE CREDIT HOLDINGS III, LP, as

the Collateral Agent and a Lender

By: Perceptive Credit Opportunities GP, LLC, its general partner

By: /s/ Sandeep Dixit

Name: Sandeep Dixit

Title: Chief Credit Officer

By: /s/ Sam Chawla

Name: Sam Chawla

Title: Portfolio Manager